As filed with the Securities and Exchange Commission on December 31, 1996

                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                   ULTRAMAR DIAMOND SHAMROCK CORPORATION
          (Exact name of registrant as specified in its charter)

      Delaware                                  13-3663331
(State of Incorporation)                      (IRS Employer
                                              Identification No.)

                         9830 Colonnade Boulevard
                         San Antonio, Texas  78230
                 (Address of principal executive offices)

           DIAMOND SHAMROCK, INC. 1987 LONG-TERM INCENTIVE PLAN,
           DIAMOND SHAMROCK, INC. LONG-TERM INCENTIVE PLAN
                         (Full title of the plan)

                         Patrick J. Guarino, Esq.
         Executive Vice President, General Counsel, and Secretary
                   Ultramar Diamond Shamrock Corporation
                         9830 Colonnade Boulevard
                        San Antonio, Texas 78230
                              (210) 641-6488
                   (Name, address and telephone number,
                including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

Title of          Amount      Proposed        Proposed         Amount of
securities to     to be       maximum         maximum          registration
be registered(1)  registered  offering        aggregate        fee
                              price per       offering
                              share           price

Common Stock,      17,340     $31.188(2)      $   540,792(2)    $  164(2)
par value $.01
per share         802,325        (3)          $19,956,741(3)    $6,048(3)
___________________________________________________________________________

(1) Includes associated rights to purchase Ultramar Diamond Shamrock Corporation Common Stock exercisable only upon the occurrence of certain events.

(2) Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for Ultramar Diamond Shamrock Corporation Common Stock on the New York Stock Exchange on December 23, 1996.

(3) Pursuant to Rule 457(h), the proposed maximum offering price per share and the registration fee are based upon the prices at which options may be exercised.

                              PART II
         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Ultramar Diamond Shamrock
Corporation, formerly Ultramar Corporation (the "Company") are incorporated herein by reference:

     (a) The Company's 1995 Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The Company's Quarterly Reports on (1) Form 10-Q for the quarter ended March 31, 1996, (2) on Form 10-Q/A for the quarter ended June 30, 1996, and (3) on Form 10-Q for the quarter ended
September 30, 1996;

     (c) The Company's Current Report on Form 8-K dated September 22, 1996, and the Company's two Current Reports on Form 8-K, both dated December 3, 1996; and

     (d) The description of Common Stock of the Company contained in the Company's Registration Statement on Form S-4 (File No. 333-14807).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act subsequent to the filing of this Form S-8 Registration Statement (the "Registration Statement") and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents.

Item 5.   Interests of Named Experts and Counsel

                              EXPERTS

     The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited consolidated financial statements and schedules to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and schedules (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

     The financial statements incorporated in this Registration Statement by reference to the Company's Current Report on Form 8-K dated December 3, 1996, which incorporated by reference portions of Diamond Shamrock, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                           LEGAL MATTERS

     The validity of the shares of the Company's Common Stock being offered hereby will be passed upon for the Company by Todd Walker, Esq., Senior Attorney for the Company. As of December 27, 1996, Mr. Walker beneficially owned 4,894 shares of the Common Stock of the Company, including 423 shares which he had the right to acquire within 60 days through the exercise of employee stock options.

Item 6.   Indemnification of Directors and Officers.

     The By-laws of the Company provide that the Company shall indemnify its officers and directors to the fullest extent permitted or required by the Delaware General Corporation Law (the "DGCL"), as amended from time to time, provided, however, that except insofar as the Company's By-laws provide indemnification for an officer or director with respect to a proceeding initiated by such officer or director to enforce rights to indemnification, officers and directors will not be entitled to indemnification in connection with proceedings initiated by an officer or director if the initiation of such proceedings was not authorized by the board of directors of the Company. Section 145 of the DGCL provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending, or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company, if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue, or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

     The Company's By-laws also provide for advances in certain circumstances covering expenses incurred by an officer or director of the Company in connection with the defense of a proceeding for which such officer or director would be entitled to indemnity under the Company's By-laws.

     The Company's By-laws further provide that the Company may procure and maintain insurance covering director's and officer's liability for their actions in those capacities, whether or not the Company would be entitled to provide indemnification for such liability under the DGCL.

     The Certificate of Incorporation of the Company provides that the personal liability of the directors of the Company shall be eliminated to the fullest extent permitted by applicable law. The DGCL permits a corporation's certificate of incorporation to provide that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such provision shall not apply to any liability of a director (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law,
(3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

     The Company has entered into indemnification agreements with the directors and certain officers of the Company providing for indemnification on the terms set out in the By-laws of the Company.

Item 8.   Exhibits.

Exhibit
Number         Description

4.1 Certificate of Incorporation of the Company, as amended through April 28, 1992 (filed as Exhibit 3.1 to the
          Company's Registration Statement on Form S-1 (File No. 33-47586) filed with the Securities and Exchange Commission on May 1, 1992)*

4.2 Certificate of Merger of Diamond Shamrock, Inc. into the Company, amending the Company's Certificate of Incorporation

4.3 Certificate of Designations of the Company's 5% Cumulative Convertible Preferred Stock

4.4       By-laws of the Company (filed as Exhibit 3.2 to the
          Company's Registration Statement on Form S-1 (File No. 33-47586) filed with the Securities and Exchange Commission on May 1, 1992))*

4.5 Secretary's Certificate dated July 22, 1993, amending the By-laws of the Company

4.6 Secretary's Certificate dated December 3, 1996, amending the By-laws of the Company

4.7 Rights Agreement, dated June 25, 1992, between the Company and Registrar and Transfer Company (as successor rights agent to First City, Texas-Houston, National Association), as amended by the First Amendment dated October 26, 1992, the Amendment dated May 10, 1994 and the Amendment dated September 22, 1996 (incorporated by reference to Exhibit
          4.2 of the Company's Registration Statement on Form S-1 (File No. 33-47586), Exhibit 4.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1992, Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and Exhibit 4.1 of the Company's Current Report on Form 8-K dated September 25, 1996)*

4.8       Form of the Company's Common Stock Certificate

5.1       Opinion regarding legality of securities being issued

23.1      Consent of Price Waterhouse LLP

23.2      Consent of Ernst & Young LLP

23.3      Consent of Todd Walker, Esq. (included in Exhibit 5.1)

24.1      Power of Attorney of the Company

24.2      Powers of Attorney of Directors and Officers of the Company

24.3 Certificate regarding resolutions of the Board of Directors of the Company

24.4      Agreement and Plan of Merger, dated as of September 22,
          1996, between the Company and Diamond Shamrock, Inc.
          (incorporated by reference to Appendix A to the Joint Proxy Statement/Prospectus included in the Company's Registration Statement on Form S-4 (File No. 333-14807))*.

99.1 Diamond Shamrock, Inc. 1987 Long Term Incentive Plan (Exhibit 4.1 to Diamond Shamrock, Inc.'s Form S-8 Registration Statement No. 33-15268)*

99.2 Diamond Shamrock, Inc. Long Term Incentive Plan (Exhibit 4.1 to Diamond Shamrock, Inc.'s Form S-8 Registration Statement No. 33-59025)*

* Each document marked by an asterisk is incorporated herein by reference to the designated document previously filed with the Commission.

Item 9.   Undertakings.

A.   The Company hereby undertakes

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
(a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "1933 Act"), (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement, and (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company is advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on the 31st day of December, 1996.

                              ULTRAMAR DIAMOND SHAMROCK CORPORATION


                              By:  *R. R. Hemminghaus
                                   Chairman of the Board and
                                   Chief Executive Officer

Pursuant to the requirements of the 1933 Act, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                Title                    Date

*R. R. Hemminghaus       Chairman of the Board    December 31, 1996

*H. Pete Smith           Chief Financial Officer  December 31, 1996
                         (Principal Financial
                         Officer) Chief Accounting
                         Officer (Principal
                         Accounting Officer), and
                         Executive Vice President

*Byron Allumbaugh        Director                 December 31, 1996

*E. Glenn Biggs          Director                 December 31, 1996

*W. E. Bradford          Director                 December 31, 1996

*H. Frederick Christie   Director                 December 31, 1996

*W. H. Clark             Director                 December 31, 1996

*Bob Marbut              Director                 December 31, 1996

*Katherine D. Ortega     Director                 December 31, 1996

*Madeleine Saint-Jacques Director                 December 31, 1996

*C. Barry Schaefer       Director                 December 31, 1996


*Todd Walker, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of Ultramar Diamond
Shamrock Corporation and each of the above-named officers and directors of Ultramar Diamond Shamrock Corporation pursuant to powers of attorney executed on behalf of the Company and each of such officers and directors.


                              By:  /s/ Todd Walker
                                   Attorney-in-fact
                                   December 31, 1996

                         INDEX TO EXHIBITS
Exhibit
 No.           Description

4.1 Certificate of Incorporation of the Company, as amended through April 28, 1992 (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 33-47586) filed with the Securities and Exchange Commission on May 1, 1992)*

4.2 Certificate of Merger of Diamond Shamrock, Inc. into the Company, amending the Company's Certificate of Incorporation

4.3            Certificate of Designations of the Company's 5%
               Cumulative Convertible Preferred Stock

4.4 By-laws of the Company (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File
               No. 33-47586) filed with the Securities and Exchange Commission on May 1, 1992))*

4.5 Secretary's Certificate dated July 22, 1993, amending the By-laws of the Company

4.6 Secretary's Certificate dated December 3, 1996, amending the By-laws of the Company

4.7 Rights Agreement, dated June 25, 1992, between the Company and Registrar and Transfer Company (as successor rights agent to First City, Texas-Houston, National Association), as amended by the First Amendment dated October 26, 1992, the Amendment dated May 10, 1994 and the Amendment dated September 22, 1996 (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-1 (File No. 33-47586), Exhibit 4.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1992, Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and
               Exhibit 4.1 of the Company's Current Report on Form 8-K dated September 25, 1996)*

4.8            Form of the Company's Common Stock Certificate

5.1            Opinion regarding legality of securities being issued

23.1           Consent of Price Waterhouse LLP

23.2           Consent of Ernst & Young LLP

23.3           Consent of Todd Walker, Esq. (included in Exhibit
               5.1)

24.1           Power of Attorney of the Company

24.2 Powers of Attorney of Directors and Officers of the Company

24.3 Certificate regarding resolutions of the Board of Directors of the Company

24.4 Agreement and Plan of Merger, dated as of September 22, 1996, between the Company and Diamond Shamrock, Inc. (incorporated by reference to Appendix A to the Joint Proxy Statement/Prospectus included in the Company's Registration Statement on Form S-4 (File No. 333-14807))*.

99.1 Diamond Shamrock, Inc. 1987 Long Term Incentive Plan (Exhibit 4.1 to Diamond Shamrock, Inc.'s Form S-8
               Registration Statement No. 33-15268)*

99.2 Diamond Shamrock, Inc. Long Term Incentive Plan (Exhibit 4.1 to Diamond Shamrock, Inc.'s Form S-8 Registration Statement No. 33-59025)*

* Each document marked by an asterisk is incorporated herein by reference to the designated document previously filed with the Commission.



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